     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 5, 1998

                                                      REGISTRATION NO. 333-50049
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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3

                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               DTI HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                                    MISSOURI
                        (State or Other Jurisdiction of
                         Incorporation or Organization)
                                      4813
                          (Primary Standard Industrial
                          Classification Code Number)
                                   43-1674259
                                (I.R.S. Employer
                             Identification Number)

                            ------------------------

                               11111 DORSETT ROAD
                           ST. LOUIS, MISSOURI 63043
                                 (314) 253-6600
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                            ------------------------

                              RICHARD D. WEINSTEIN
                PRESIDENT, CHIEF EXECUTIVE OFFICER AND SECRETARY
                               11111 DORSETT ROAD
                           ST. LOUIS, MISSOURI 63043
                                 (314) 253-6600
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                            ------------------------

                                    Copy to:
                              J. MARK KLAMER, ESQ.
                                 BRYAN CAVE LLP
                         211 NORTH BROADWAY, SUITE 3600
                           ST. LOUIS, MISSOURI 63102
                                 (314) 259-2000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of St. Louis, State of Missouri on August 5, 1998.


                                          DTI HOLDINGS, INC.

                                          By:   /s/ RICHARD D. WEINSTEIN
                                            ------------------------------------
                                                    Richard D. Weinstein
                                             President, Chief Executive Officer
                                                        and Secretary


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on August 5, 1998.


                  SIGNATURE                                          TITLE
                  ---------                                          -----

          /s/ RICHARD D. WEINSTEIN               President, Chief Executive Officer Secretary
---------------------------------------------    and Director (Principal Executive Officer)
            Richard D. Weinstein

            /s/ GARY W. DOUGLASS                 Senior Vice President and Chief Financial
---------------------------------------------    Officer (Principal Financial and Accounting
              Gary W. Douglass                   Officer)

            /s/ JEROME W. SHEEHY*                Vice President -- Regulatory Affairs and
---------------------------------------------    Director
              Jerome W. Sheehy

              /s/ R. G. WASSON*                  Director
---------------------------------------------
              Ronald G. Wasson

             /s/ B. J. BEAUDOIN*                 Director
---------------------------------------------
             Bernard J. Beaudoin

           /s/ JAMES V. O'DONNELL*               Director
---------------------------------------------
             James V. O'Donnell

            /s/ KENNETH V. HAGER*                Director
---------------------------------------------
              Kenneth V. Hager

        *By: /s/ RICHARD D. WEINSTEIN
---------------------------------------------
              Attorney- in-Fact

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  *2.1    Stock Purchase Agreement by and between KLT Telecom Inc. and
          Digital Teleport, Inc., dated December 31, 1996.
  *2.2    Amendment No. 1 to Stock Purchase Agreement between KLT
          Telecom Inc. and Digital Teleport, Inc. dated February 12,
          1998.
  *3.1    Restated Articles of Incorporation of the Registrant.
  *3.2    Restated Bylaws of the Registrant.
  *4.1    Indenture by and between the Registrant and The Bank of New
          York, as Trustee, for the Registrant's 12 1/2% Senior
          Discount Notes due 2008, dated February 23, 1998 (the
          "Indenture") (including form of the Company's 12 1/2% Senior
          Discount Note due 2008 and 12 1/2% Series B Senior Discount
          Note due 2008).
  *4.2    Note Registration Rights Agreement by and among the
          Registrant and the Initial Purchasers named therein, dated as of February 23, 1998.
  *4.3    Warrant Agreement by and between the Registrant and The Bank of New York, as Warrant Agent, dated February 23, 1998.
  *4.4    Warrant Registration Rights Agreement by and among the
          Registrant and the Initial Purchasers named therein, dated
          February 23, 1998.
  *4.5    Digital Teleport, Inc. Shareholders' Agreement between
          Richard D. Weinstein and KLT Telecom Inc., dated March 12,
          1997.
  *4.6    Amendment No. 1 to the Digital Teleport, Inc. Shareholders'
          Agreement, dated November 7, 1997.
  *4.7    Amendment No. 2 to the Digital Teleport, Inc. Shareholders'
          Agreement, dated December 18, 1997.
  *4.8    Amendment No. 3 to the Digital Teleport, Inc. Shareholders'
          Agreement, dated February 12, 1998.
  *4.9    Stock Pledge Agreement between Richard D. Weinstein and KLT
          Telecom Inc., dated March 12, 1997, securing the performance of Digital Teleport, Inc.'s obligations under that certain
          Stock Purchase Agreement dated as of December 31, 1996, as amended.
  *4.10   Amendment No. 1 to Stock Pledge Agreement between Richard D.
          Weinstein and KLT Telecom Inc., dated December 18, 1997.
  *4.11   Amendment No. 2 to Stock Pledge Agreement between Richard D.
          Weinstein and KLT Telecom Inc., dated February 12, 1998.
  *4.12   Subordination Agreement, by and among the Registrant,
          Digital Teleport, Inc., KLT Telecom Inc. and Richard D.
          Weinstein, dated February 12, 1998.
  *5.1    Legal Opinion of Bryan Cave LLP (Missouri).
  *8.1    Tax Opinion of Bryan Cave LLP (Missouri) (included in its
          opinion filed as Exhibit 5.1 hereto).
 *10.1    Employment Agreement between Digital Teleport, Inc. and
          Richard D. Weinstein, dated December 31, 1996.
 *10.2    Director Indemnification Agreement between the Registrant
          and Richard D. Weinstein, dated December 23, 1997.
 *10.3    Director Indemnification Agreement between the Registrant
          and Jerome W. Sheehy, dated December 23, 1997.


---------------

* Previously filed.

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 *10.4    Director Indemnification Agreement between the Registrant
          and Bernard J. Beaudoin, dated December 23, 1997.
 *10.5    Director Indemnification Agreement between the Registrant
          and Ronald G. Wasson, dated December 23, 1997.
 *10.6    Director Indemnification Agreement between the Registrant
          and James V. O'Donnell, dated December 23, 1997.
 *10.7    Director Indemnification Agreement between the Registrant
          and Kenneth V. Hager, dated December 23, 1997.
 *10.8    1997 Long-Term Incentive Award Plan of the Registrant.
 *10.9    Employment Agreement between Digital Teleport, Inc. and
          Robert F. McCormick, dated September 9, 1997.
 *10.10   Amendment No. 1 to the Employment Agreement between Digital
          Teleport, Inc. and Robert F. McCormick, dated January 28,
          1998.
 *10.11   Amendment No. 2 to the Employment Agreement between Digital
          Teleport, Inc. and Robert F. McCormick, dated January 28,
          1998.
*++10.12  Product Attachment -- Carrier Networks Products Agreement
          between Digital Teleport, Inc. and Northern Telecom, Inc., effective October 23, 1997.
 *10.13   Agreement re: Fiber Optic Cable on Freeways in Missouri,
          between the Missouri Highway and Transportation Commission and Digital Teleport, Inc., effective July 29, 1994.
 *10.14   First Amendment to Agreement re: Fiber Optic Cable on
          Freeways in Missouri, between the Missouri Highway and
          Transportation Commission and Digital Teleport, Inc.,
          effective September 22, 1994.
 *10.15   Second Amendment to Agreement re: Fiber Optic Cable on
          Freeways in Missouri, between the Missouri Highway and
          Transportation Commission and Digital Teleport, Inc.,
          effective November 7, 1994.
 *10.16   Third Amendment to Agreement re: Fiber Optic Cable on
          Freeways in Missouri, between the Missouri Highway and
          Transportation Commission and Digital Teleport, Inc.,
          effective October 9, 1996.
 *10.17   Contract Extension to Agreement re: Fiber Optic Cable on
          Freeways in Missouri, between the Missouri Department of
          Transportation (as successor to the Missouri Highway and
          Transportation Commission) and Digital Teleport, Inc., dated
          February 7, 1997.
 *10.18   Fiber Optic Cable Agreement, between the Arkansas State
          Highway and Transportation Department and Digital Teleport,
          Inc., dated May 29, 1997.
 *10.19   Missouri Interconnection Agreement between Southwestern Bell
          Telephone Company and Digital Teleport, Inc., executed July
          1, 1997.
 *10.20   Arkansas Interconnection Agreement between Southwestern Bell
          Telephone Company and Digital Teleport, Inc., executed
          August 21, 1997.
 *10.21   Kansas Interconnection Agreement between Southwestern Bell
          Telephone Company and Digital Teleport, Inc., executed
          August 21, 1997.
 *10.22   Oklahoma Interconnection Agreement between Southwestern Bell
          Telephone Company and Digital Teleport, Inc., executed
          August 21, 1997.
 *10.23   Missouri Interconnection, Resale and Unbundling Agreement
          between GTE Midwest Incorporated, GTE Arkansas Incorporated and Digital Teleport, Inc. executed November 7, 1997.

-------------------------
* Previously filed.
++ Confidential treatment has been requested with respect to certain portions of this Exhibit.

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 *10.24   Arkansas Interconnection, Resale and Unbundling Agreement
          between GTE Southwest Incorporated, GTE Midwest
          Incorporated, GTE Arkansas Incorporated and Digital
          Teleport, Inc., executed November 7, 1997.
 *10.25   Oklahoma Interconnection, Resale and Unbundling Agreement
          between GTE Southwest Incorporated, GTE Arkansas
          Incorporated, GTE Midwest and Digital Teleport, Inc.,
          executed November 7, 1997.
 *10.26   Texas Interconnection, Resale and Unbundling Agreement
          between GTE Southwest Incorporated and Digital Teleport,
          Inc., executed November 18, 1997.
 *10.27   Kansas Master Resale Agreement between United Telephone
          Company of Kansas (Sprint) and Digital Teleport, Inc., dated
          September 30, 1997.
 *10.28   Commercial Lease between Richard D. Weinstein and Digital
          Teleport, Inc., dated December 31, 1996.
 *10.29   Commercial Lease Extension Agreement between Richard D.
          Weinstein and Digital Teleport, Inc., dated December 31,
          1997.
 *10.30   Purchase Agreement by and between the Registrant and the
          Initial Purchasers named therein, dated as of February 13,
          1998.
++10.31   IRU and Maintenance Agreement between Digital Teleport, Inc.
          and IXC Communications Services, Inc., executed July 30,
          1998 (Greenwood, Indiana to New York City, New York).
++10.32   IRU and Maintenance Agreement between Digital Teleport, Inc.
          and IXC Communications Services, Inc., executed July 30,
          1998 (Chicago, Illinois to Hudson, Ohio).
 *10.33   Consulting Agreement between Digital Teleport, Inc. and H.P.
          Scott, dated May 4, 1998.
 *10.34   Employment Agreement between Digital Teleport, Inc. and Gary
          W. Douglass, dated July 20, 1998.
*++10.35  Agreement for Purchase and Sale of Equipment between Digital
          Teleport, Inc. and Pirelli Cables and Systems LLC, dated as of June 26, 1998.
 *12.1    Statement re Computation of Ratio of Earnings to Fixed
          Charges.
 *21.1    Subsidiaries of the Registrant.
 *23.1    Consent of Deloitte & Touche LLP.
 *23.2    Consent of Bryan Cave LLP (Missouri) (included in its
          opinion filed as Exhibit 5.1 hereto).
 *24.1    Power of Attorney (contained in signature page).
 *25.1    Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939 of The Bank of New York, as
          Trustee under the Indenture.
 *27.1    Financial Data Schedule
 *99.1    Form of Letter of Transmittal.
 *99.2    Form of Notice of Guaranteed Delivery.
 *99.3    Form of Letter to Brokers, Dealers, Commercial Banks, Trust
          Companies and Other Nominees.
 *99.4    Form of Letter to Clients.
 *99.5    Guidelines for Certification of Taxpayer Identification
          Number on Form W-9 (included in the Form of Letter of
          Transmittal filed as Exhibit 99.1 herein).
 *99.6    Form of Exchange Agent Agreement.


-------------------------
* Previously filed.


++ Confidential treatment has been requested with respect to certain portions of this Exhibit.